EXHIBIT 11


                  MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
            Three and Six Month Periods Ended June 30, 2001 and 2000

                                  Three Months Ended         Six Months Ended
                                       June 30,                  June 30,
                                ----------------------    ----------------------
                                   2001         2000         2001         2000
                                (In thousands of dollars, except per share data)

BASIC EARNINGS PER SHARE
Average common shares
 outstanding                      107,111      105,924      106,997      105,887
                                =========    =========    =========    =========
Net income                      $ 161,128    $ 136,103    $ 319,142    $ 263,323
                                =========    =========    =========    =========
Basic earnings per share        $    1.51    $    1.28    $    2.98    $    2.49
                                =========    =========    =========    =========

DILUTED EARNINGS PER SHARE

Adjusted shares outstanding:
  Average common shares
   outstanding                    107,111      105,924      106,997      105,887
  Net shares to be issued
   upon exercise of dilutive
   stock options after
   applying treasury stock
   method                             991          921          957          987
                                ---------    ---------    ---------    ---------
  Adjusted shares outstanding     108,102      106,845      107,954      106,874
                                =========    =========    =========    =========
Net income                      $ 161,128    $ 136,103    $ 319,142    $ 263,323
                                =========    =========    =========    =========
Diluted earnings per share      $    1.49    $    1.27    $    2.96    $    2.46
                                =========    =========    =========    =========